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                                                                   March 8, 1999


National Broadcasting Company, Inc.
30 Rockefeller Plaza
New York, New York 10112


GE Capital Corp.
120 Long Ridge Road
Stamford, Connecticut 06927


Ladies and Gentlemen:

                  Reference is made to that certain Investment Agreement and related Ancillary Documents (the "Agreement") dated March 8, 1999 pursuant to which GE Capital Corp. ("GE") and National Broadcasting Company, Inc. ("NBC") will acquire an equity interest or rights thereto in the undersigned. In connection therewith, following Closing under the Agreement, we have discussed various cooperative efforts that the parties contemplate undertaking that would take advantage of the specialized resources of each and the synergies between our businesses.

                  Appendix A sets forth certain cooperative business activities which the parties contemplate pursuing.

                  None of ValueVision, NBC or GE shall make any disclosure with respect to the proposed Transactions or existence of discussions with respect thereto, or release any information regarding the matters contemplated herein, without the prior consent of the other parties hereto.

                  This letter is not intended to, and does not, constitute a complete statement of, or a legally binding or enforceable agreement or commitment on the part of ValueVision, NBC or GE with respect to, the matters described herein and the parties agree not to assert any argument to the contrary. Any such agreement would arise only as a result of the negotiation, execution and delivery of formal definitive written agreements containing terms and conditions satisfactory to each of ValueVision, NBC and GE, including, without limitation, appropriate compensation of GE and NBC as mutually agreed among the parties. The parties specifically covenant and agree that no person shall bring any claim against any other person based upon this letter agreement as a result of a failure to agree on or enter into a definitive agreement, or for any other reason related to the Transactions, other than pursuant to the definitive agreements, if any such agreements are executed and delivered, or pursuant to breach of any of the binding provisions of this letter agreement. The foregoing shall not affect the provisions of the immediately preceding paragraph and this paragraph, which are intended to be binding in accordance with their respective terms. This letter shall be governed by and construed in
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accordance with the laws of the State of New York applicable to contracts to be executed and performed in that state.

                  Please indicate your concurrence with the foregoing by signing and returning a copy of this letter to us.



                                        Very truly yours,




                                        VALUEVISION INTERNATIONAL, INC.



                                        By:  /s/ Gene McCaffery
                                             --------------------------

We concur:

GENERAL ELECTRIC CAPITAL CORPORATION



By:  /s/ James Brown
     --------------------------

NATIONAL BROADCASTING COMPANY, INC.



By:  /s/ Stuart Goldfarb
     --------------------------
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                       APPENDIX A -- COOPERATIVE EFFORTS


- GE shall introduce ValueVision to GE's private label credit card division with the view toward ValueVision negotiating a mutually acceptable private label credit card program.

- GE shall assist ValueVision in meeting with representatives of Wink, in order for ValueVision to explore the utilization of Wink Technology.

- GE, NBC and ValueVision shall explore ways to integrate present and future e commerce activities in a mutually beneficial manner.

- GE and NBC shall assist ValueVision in developing its e commerce activities, in conjunction with appropriate activities engaged in or to be engaged in by GE and NBC.

- GE, NBC and ValueVision shall discuss cross-promotion, cross-marketing and linking of appropriate Internet properties controlled by each.

-        NBC shall assist ValueVision in the redesign of its Internet presence.

- NBC and ValueVision shall pursue opportunities for ValueVision to utilize studio capacity at NBC's facilities in NY and LA, as well as potential office space in Chicago.

- NBC shall assist ValueVision in developing programming for use on its home shopping network.

- NBC shall provide ValueVision with non-exclusive televison home shopping rights to sell NBC merchandise, to the extent NBC owns such rights.

- NBC shall assist ValueVision in organizing its cable cross-channel commercial promotional time to allow more strategic and effective usage of such spots.